Exhibit 8.01

List of Subsidiaries

Subsidiary	Jurisdiction of Organization	Name Under Which the Subsidiary Does Business
PSA Laboratório Veterinário Ltda.	Brazil	PSA Laboratório Veterinário Ltda.
Sino dos Alpes Alimentos Ltda.	Brazil	Sino dos Alpes Alimentos Ltda.
PDF Participações Ltda.	Brazil	PDF Participações Ltda.
Vip S.A. Emp.Part. Imobiliárias	Brazil	Vip S.A. Emp.Part. Imobiliárias
Estab. Levino Zaccardi y Cia. S.A.	Argentina	Estab. Levin Zaccardi y Cia. S.A.
Avipal S.A. Construtora e Incorporadora (a)	Brazil	Avipal S.A. Construtora e Incorporadora
Avipal Centro–oeste S.A. (a)	Brazil	Avipal Centro–Oeste S.A.
UP Alimentos Ltda.	Brazil	UP Alimentos Ltda.
Perdigão Trading S.A. (a)	Brazil	Perdigão Trading S.A.
Perdigão Export Ltd. (g)	Cayman Islands	Perdigão Export Ltd.
Crossban Holdings GmbH	Austria	Crossban Holdings GmbH
Perdigão Europe Ltd.	Portugal	Perdigão Europe Ltd.
Perdigão International Ltd.	Cayman Islands	Perdigão International Ltd
BFF International Ltd.	Cayman Islands	BFF International Ltd.
Highline International Ltd. (a)	Cayman islands	Highline International Ltd.
Perdigão UK Ltd. (j)	United Kingdom	Perdigão UK Ltd.
Plusfood Germany GmbH	Germany	Plusfood Germany GmbH
Perdigão France SARL	France	Perdigão France SARL
Plusfood Holland B.V.	Netherlands	Perdigão Holland B.V.
Plusfood Groep B.V	Netherlands	Plusfood Groep B.V
Plusfood B.V	Netherlands	Plusfood B.V
Plusfood Finance UK Ltd. (c)	United Kingdom	Plusfood Finance UK Ltd.
Plusfood UK Ltd.	United Kingdom	Plusfood UK Ltd.
Plusfood Wrexham Ltd. (l)	United Kingdom	Plusfood Wrexham Ltd.
Plusfood Iberia SL	Spain	Plusfood Iberia SL
Plusfood Italy SRL	Italy	Plusfood Italy SRL
BRF Brasil Foods Japan KK	Japan	BRF Brasil Foods Japan KK
Brasil Foods PTE Ltd.	Singapore	Brasil Foods PTE Ltd.
Plusfood Hungary Trade and Service LLC	Hungary	Plusfood Hungary Trade and Service LLC

Subsidiary	Jurisdiction of Organization	Name Under Which the Subsidiary Does Business
Acheron Beteiligung–sverwaltung GmbH (b)	Austria	Acheron Beteiligung–sverwaltung GmbH
Xamol Consul. Serv. Ltda. (a)	Portugal	Xamol Consul. Serv. Ltda.
BRF Brasil Foods Africa Ltd.	South Africa	BRF Brasil Foods Africa Ltd.
Sadia S.A.	Brazil	Sadia S.A.
Sadia International Ltd.	Cayman Islands	Sadia International Ltd.
Sadia Uruguay S.A.	Uruguay	Sadia Uruguay SA.
Sadia Chile S.A. (e)	Chile	Sadia Chile S.A.
Sadia Alimentos S.A. (f)	Argentina	Sadia Alimentos S.A.
Concórdia Foods Ltd. (d)	United Kingdom	Concórdia Foods Ltd.
Sadia U.K. Ltd.	United Kingdom	Sadia U.K. Ltd.
Estelar Participações Ltda (j)	Brazil	Estelar Participações Ltda.
Sadia Overseas Ltd.	Cayman Islands	Sadia Overseas Ltd.
Sadia GmbH	Austria	Sadia GmbH
Wellax Food Logistics C.P.A.S.U. Lda.	Madeira Island, Portugal	Wellax Food Logistics C.P.A.S.U, Lda.
Sadia Foods GmbH	Germany	Sadia Foods GmbH
Qualy B.V. (b)	Netherlands	Qualy B.V.
Sadia Japan KK.	Japan	Sadia Japan KK.
Badi Ltd.	Dubai	Badi Ltd.
AL-Wafi	Saudi Arabia	AL-Wafi
BRF Foods LLC	Russia	BRF Foods LLC
Baumhardt Comércio c Participações Ltda.	Brazil	Baumhardt Comércio e Participações Ltda.
Excelsior Alimentos S.A.	Brazil	Excelsior Alimentos S.A.
K&S Alimentos S.A.	Brazil	K&S Alimentos S.A.
Athena Alimentos S.A. (k)	Brazil	Athena Alimentos S.A.
Heloísa Ind. e Com. de Produtos Lácteos Ltda. (i)	Brazil	Heloísa Ind. e Com. de Produtos Lácteos Ltda.
Avex S.A. (h)	Argentina	Avex S.A.
Flora Dánica S.A. (h)	Argentina	Flora Dánica S.A.
Flora San Luis S.A. (h)	Argentina	Flora San Luis S.A.
GB Dan S.A. (h)	Argentina	GB Dan S.A.

(a)           Dormant companies.

(b)           The wholly-owned subsidiary Acheron Beteiligung GmbH has 100 direct subsidiaries in Madeira Island, Portugal, which interest amounted to R$955 thousand; and the wholly-owned subsidiary Qualy B.V. has 48 subsidiaries in The Netherlands, which interest amounted to R$6,837 thousand. Both subsidiaries were incorporated to operate in the European market, which applies import quotas for poultry and turkey meat, and to increase the Company's market participation.

(c)           Activities terminated on February 2011.

(d)           Activities terminated on July 2011.

(e)           Acquisition of remaning shares, held by non-controlling shareholders, equivalent to40.0% of the capital stock, on September 2011.

(f)            Exchange of capital stock within companies in the groupon September 2011.

(g)           Activities terminated on October 2011.

(h)           Acquired on October 2011.

(i)            Acquired on December 2011.

(j)            Activities terminated on December 2011.

(k)           The name of the wholly-owned subsidiary Sadia Industrial Ltda. was changed to Athena Alimentos S.A.

(l)            The shares of Plusfood Wrexham Ltd.  (new name of Fribo Foods Ltd.), which were fully held by the wholly-owned subsidiary Plusfood Finance UK Ltd., were transferred to the wholly-owned subsidiary Plusfood Groep B.V. on June 7, 2010.